SMALLCAP WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

SMALLCAP World Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: (a) The Board of Directors of the Corporation has divided and further classified the authorized, but unissued shares of common stock of the Corporation, par value $0.01 per share, into 2 additional classes, designated “Class 529-F-2” and “Class 529-F-3”. The remaining shares of common stock, including the shares currently issued and outstanding, shall consist of the previously designated Class A, Class B, Class C, Class T, Class F-1, Class F-2, Class F-3, Class R-1, Class R-2, Class R-2E, Class R-3, Class R-4, Class R-5E, Class R-5, Class R-6, Class 529-A, Class 529-B, Class 529-C, Class 529-E, Class 529-T and Class 529-F-1 shares. The authorized shares of each such class of common stock shall consist of the sum of (x) the outstanding shares of that class and (y) one-twenty-third (1/23) of the authorized but unissued shares of all classes of common stock; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class T, Class F-1, Class F-2, Class F-3, Class R-1, Class R-2, Class R-2E, Class R-3, Class R-4, Class R-5E, Class R-5, Class R-6, Class 529-A, Class 529-B, Class 529-C, Class 529-E, Class 529-T, Class 529-F-1, Class 529-F-2 and Class 529-F-3 shares of common stock shall not exceed the authorized number of shares of common stock (i.e., 1,000,000,000 shares until changed by action of the Board of Directors in accordance with Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law).

(b) The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A, Class B, Class C, Class T, Class F-1, Class F-2, Class F-3, Class R-1, Class R-2, Class R-2E, Class R-3, Class R-4, Class R-5E, Class R-5, Class R-6, Class 529-A, Class 529-B, Class 529-C, Class 529-E, Class 529-T and Class 529-F-1 shares are set forth in the Charter of the Corporation. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class 529-F-2 and Class 529-F-3 shares of the Corporation are set forth below.

SECOND: Except to the extent provided otherwise by the Charter of the Corporation, all classes of shares of the Corporation shall represent an equal proportionate interest in the assets of the Corporation (subject to the liabilities of the Corporation) and each share shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

(i) Each class of shares of the Corporation may be issued and sold subject to different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable prospectus for the shares;

(ii) Expenses, costs and charges which are determined by or under the supervision of the Board of Directors to be attributable to the shares of a particular class may be charged to that class and appropriately reflected in the net asset value of, and/or dividends payable on, the shares of that class; and

(iii) Subject to the provisions in the Charter of the Corporation pertaining to the exchange rights of Class B, Class C and Class 529-B shares, each class of shares of the Corporation may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940, as amended.

THIRD: (a) The foregoing amendment to the Charter of the Corporation does not increase the aggregate authorized capital stock of the Corporation but decreases the number of authorized shares of each previously designated class of stock.

(b)       (i) The authorized shares of each previously designated class of stock immediately before the decrease in such stock consisted of the sum of (x) the outstanding shares of that class and (y) one-twenty-first (1/21) of the authorized but unissued shares of all classes of common stock; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class T, Class F-1, Class F-2, Class F-3, Class R-1, Class R-2, Class R-2E, Class R-3, Class R-4, Class R-5E, Class R-5, Class R-6, Class 529-A, Class 529-B, Class 529-C, Class 529-E, Class 529-T and Class 529-F-1 shares of common stock shall not exceed the authorized number of shares of common stock (i.e., 1,000,000,000 shares until changed by action of the Board of Directors in accordance with Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law).

       (ii) The authorized shares of each previously designated class of stock as decreased consists of the sum of (x) the outstanding shares of that class and (y) one-twenty-third (1/23) of the authorized but unissued shares of all classes of common stock; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class T, Class F-1,
Class F-2, Class F-3, Class R-1, Class R-2, Class R-2E, Class R-3, Class R-4, Class R-5E, Class R-5, Class R-6, Class 529-A,
Class 529-B, Class 529-C, Class 529-E, Class 529-T,
Class 529-F-1, Class 529-F-2 and Class 529-F-3 shares of common stock shall not exceed the authorized number of shares of common stock (i.e., 1,000,000,000 shares until changed by action of the Board of Directors in accordance with Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law).

(iii) The total number of shares of stock of all classes that the Corporation has authority to issue, both as of immediately before the decrease in the previously designated classes of stock and as decreased, is 1,000,000,000 shares of common stock, par value $0.01 per share, having an aggregate par value of $10,000,000.

FOURTH: The number of shares of each previously designated class of stock has been decreased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law. The Corporation is registered as an open-end company under the Investment Company Act of 1940.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and Principal Executive Officer and attested by its Secretary on this 24th day of April, 2017.

SMALLCAP WORLD FUND, INC.

By:\s\ Paul F. Roye
Paul F. Roye
Executive Vice President and Principal Executive Officer

ATTEST:

By:\s\ Michael W. Stockton
Michael W. Stockton, Secretary

The undersigned, Executive Vice President and Principal Executive Officer of SMALLCAP World Fund, Inc. who executed on behalf of said Corporation the foregoing Articles Supplementary of which this certificate is made a part, acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

\s\ Paul F. Roye
Paul F. Roye
Executive Vice President and
Principal Executive Officer

SMALLCAP WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

INCREASING AUTHORIZED STOCK

AS AUTHORIZED BY SECTION 2-105(c) OF

THE MARYLAND GENERAL CORPORATION LAW

SMALLCAP World Fund, Inc., a Maryland corporation (the "Corporation") having its principal address at The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:       In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has increased the authorized Capital Stock of the corporation to 2,000,000,000 shares of Common Stock (par value $.01 per share).

SECOND:       The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

THIRD:       (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation has authority to issue is 1,000,000,000 shares of Common Stock (par value $.01 per share).

(b) As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 2,000,000,000 shares of Common Stock (par value $.01 per share).

(c) The aggregate par value of all shares having a par value is $10,000,000 before the increase and $20,000,000 as increased.

IN WITNESS WHEREOF, SMALLCAP World Fund, Inc., has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Executive Vice President and attested by its Secretary on this 21st day of December, 2018.

SMALLCAP WORLD FUND, INC.

By \s\ Michael W. Stockton	By \s\ Paul F. Roye
Michael W. Stockton	Paul F. Roye
Secretary	Executive Vice President

THE UNDERSIGNED, Executive Vice President of SMALLCAP World Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under penalty of perjury.

Date: 12/21/2018	By: \s\ Paul F. Roye
Paul F. Roye
Executive Vice President

SMALLCAP WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

SMALLCAP World Fund, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: (a) The Board of Directors of the Corporation has reclassified the authorized, but unissued shares of common stock of the Corporation, par value $0.01 per share, through the declassification of 2 classes, previously designated “Class B” and “Class 529-B”. The remaining shares of common stock, including the shares currently issued and outstanding, shall consist of the previously designated Class A, Class C, Class T, Class F-1, Class F-2, Class F-3, Class R-1, Class R-2, Class R-2E, Class R-3, Class R-4, Class R-5E, Class R-5, Class R-6, Class 529-A, Class 529-C, Class 529-E, Class 529-T, Class 529-F-1, Class 529-F-2 and Class 529-F-3 shares. The authorized shares of each such class of common stock shall consist of the sum of (x) the outstanding shares of that class and (y) one-twenty-first (1/21) of the authorized but unissued shares of all classes of common stock; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class C, Class T, Class F-1, Class F-2, Class F-3, Class R-1, Class R-2, Class R-2E, Class R-3, Class R-4, Class R-5E, Class R-5, Class R-6, Class 529-A, Class 529-C, Class 529-E, Class 529-T, Class 529-F-1, Class 529-F-2 and Class 529-F-3 shares of common stock shall not exceed 2,000,000,000 shares until changed by action of the Board of Directors in accordance with Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law.

(b) The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Class A, Class C, Class T, Class F-1, Class F-2, Class F-3, Class R-1, Class R-2, Class R-2E, Class R-3, Class R-4, Class R-5E, Class R-5, Class R-6, Class 529-A, Class 529-C, Class 529-E, Class 529-T, Class 529-F-1, Class 529-F-2 and Class 529-F-3 shares are set forth in the charter of the Corporation (the “Charter”).

SECOND: Except to the extent provided otherwise by the Charter, all classes of common stock shall represent an equal proportionate interest in the assets of the Corporation (subject to the liabilities of the Corporation) and each share shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the Charter to the contrary:

(i) Each class of common stock may be issued and sold subject to different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940, as amended (the “Investment Company Act”), and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable prospectus for the shares;

(ii) Expenses, costs and charges which are determined by or under the supervision of the Board of Directors to be attributable to the shares of a particular class may be charged to that class and appropriately reflected in the net asset value of, and/or dividends payable on, the shares of that class; and

(iii) Except as otherwise provided hereinafter, on a business day no later than the fifteenth day of the first calendar month following the expiration of a 96-month period commencing on the first day of the calendar month during which Class C shares were purchased by a holder thereof, such shares (as well as a pro rata portion of any Class C shares purchased through the reinvestment of dividends or other distributions paid on all Class C shares held by such holder) shall automatically convert to Class A shares on the basis of the respective net asset values of the Class C shares and the Class A shares on the conversion date; provided, however, that the Board of Directors, in its sole discretion, may suspend the conversion of Class C shares if any conversion of such shares would constitute a taxable event under federal income tax law (in which case the holder of such Class C shares shall have the right to exchange from time to time any or all of such Class C shares held by such holder for Class A shares on the basis of the respective net asset values of the Class C shares and Class A shares on the applicable exchange date and without the imposition of a sales charge or fee); and provided, further, that conversion (or exchange) of Class C shares represented by stock certificates shall be subject to tender of such certificates; and

Except as otherwise provided hereinafter, on a business day no later than the fifteenth day of the first calendar month following the expiration of a 60-month period commencing on the first day of the calendar month during which Class 529-C shares were purchased by a holder thereof, such shares (as well as a pro rata portion of any Class 529-C shares purchased through the reinvestment of dividends or other distributions paid on all Class 529-C shares held by such holder) shall automatically convert to Class 529-A shares on the basis of the respective net asset values of the Class 529-C shares and the Class 529-A shares on the conversion date; provided, however, that the Board of Directors, in its sole discretion, may suspend the conversion of Class 529-C shares if any conversion of such shares would constitute a taxable event under federal income tax law (in which case the holder of such Class 529-C shares shall have the right to exchange from time to time any or all of such Class 529-C shares held by such holder for Class 529-A shares on the basis of the respective net asset values of the Class 529-C shares and Class 529-A shares on the applicable exchange date and without the imposition of a sales charge or fee); and provided, further, that conversion (or exchange) of Class 529-C shares represented by stock certificates shall be subject to tender of such certificates.

(iii) Each class of shares of the Corporation may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act.

THIRD: (a) The foregoing amendment to the Charter does not decrease the aggregate authorized capital stock of the Corporation but increases the number of authorized shares of each previously designated class of stock.

(b)       (i) The authorized shares of each previously designated class of stock immediately before the increase in such stock consisted of the sum of (x) the outstanding shares of that class and (y) one-twenty-third (1/23) of the authorized but unissued shares of all classes of common stock; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class T, Class F-1, Class F-2, Class F-3, Class R-1, Class R-2, Class R-2E, Class R-3, Class R-4, Class R-5E, Class R-5, Class R-6, Class 529-A, Class 529-B, Class 529-C, Class 529-E, Class 529-T, Class 529-F-1, Class 529-F-2 and Class 529-F-3 shares of common stock shall not exceed 2,000,000,000 shares until changed by action of the Board of Directors in accordance with Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law.

       (ii) The authorized shares of each previously designated class of stock as increased consists of the sum of (x) the outstanding shares of that class and (y) one-twenty-first (1/21) of the authorized but unissued shares of all classes of common stock; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class C, Class T, Class F-1, Class F-2, Class F-3, Class R-1, Class R-2, Class R-2E, Class R-3, Class R-4, Class R-5E, Class R-5, Class R-6, Class 529-A, Class 529-C, Class 529-E, Class 529-T, Class 529-F-1, Class 529-F-2 and Class 529-F-3 shares of common stock shall not exceed 2,000,000,000 shares until changed by action of the Board of Directors in accordance with Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law.

(iii) The total number of shares of stock of all classes that the Corporation has authority to issue, both as of immediately before the increase in the previously designated classes of stock and as increased, is 2,000,000,000 shares of common stock, par value $0.01 per share, having an aggregate par value of $20,000,000.

FOURTH: The number of shares of each previously designated class of stock has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law. The Corporation is registered as an open-end management investment company under the Investment Company Act.

FIFTH: The undersigned officer acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and Principal Executive Officer and attested by its Secretary on this 9th day of April, 2020.

SMALLCAP WORLD FUND, INC.

By:\s\ Paul F. Roye
Paul F. Roye
Executive Vice President and Principal Executive Officer

ATTEST:

By:\s\ Michael W. Stockton
Michael W. Stockton, Secretary